Exhibit 10.1

AMENDMENT NO.1 TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of May 23, 2023, to the Investment Management Trust Agreement (as defined below) is made by and between PROOF Acquisition Corp I (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of November 30, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(ix) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS Section 1(xiii) of the Trust Agreement sets forth the procedure for the extension of the Completion Window (as defined below); and

WHEREAS, at a special meeting of the shareholders of the Company held on May 19, 2023 (the “Special Meeting”), the Company’s shareholders approved (A) a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to change the timing of and payment required to extend the date by which the Company must consummate an initial Business Combination (the “Completion Window”). As amended, the required payments by the Company into the trust account (the “Trust Account”) established in connection with our initial public offering (the “IPO”) to extend the completion window shall be (i) the lesser of (a) $480,000 and (b) $0.12 for each issued and outstanding Public Share, payable on or prior to June 3, 2023, for extension of the end of the Completion Window to September 3, 2023, and then thereafter (ii) the lesser of (a) $160,000 and (b) $0.04 for each issued and outstanding Public Share, payable monthly on or prior to September 3, 2023, October 3, 2023, and November 3, 2023, respectively, for extension of the end of the Completion Window to October 3, 2023, November 3, 2023, and December 3, 2023, as applicable; and (B) a proposal to amend the Trust Agreement to allow for the Extension Amendment.

NOW THEREFORE, IT IS AGREED:

1. Exhibit E of Section 1(xiii) of the Trust Agreement is hereby amended and restated in its entirety as follows:

EXHIBIT E

[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Francis Wolf and Celeste Gonzalez]
Re: Trust Account - Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(xiii) of the Investment Management Trust Agreement, dated as of November 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Trust Agreement”), by and between PROOF Acquisition Corp I (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional                      months, from        to             (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $                  which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

PROOF ACQUISITION CORP I

By:
Name:
Title:

2.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

3.
This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

4.
This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(iii) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

5.
This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

PROOF ACQUISITION CORP I

By:	/s/ John C. Backus, Jr.
Name:	John C. Backus, Jr.
Title:	Chief Executive Officer